Confidential treatment has been requested for portions of this document. This copy of the document filed as an exhibit omits the confidential information subject to the confidential treatment request. Omissions are designated by three asterisks (***). A complete version of this document is being filed separately with the Securities and Exchange Commission.
EXHIBIT 10.__
Supply Agreement
     SUPPLY AGREEMENT, dated as of December _2_, 2005, between FUJI PHOTO FILM U.S.A., INC., a New York corporation (“Fuji”), and PCA LLC, a Delaware Limited Liability Company (“Customer”).
W I T N E S S E T H:
     WHEREAS, Customer desires to purchase quantities of Fujicolor Crystal Archive Color Paper and Fuji Hunt Chemicals (collectively, the “Products”) from Fuji and Fuji is willing to sell such quantities of the Products to Customer on the terms and subject to the conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the parties hereby agree as follows:
     1. Definitions. When used in this Agreement, the following terms will have the respective meanings set forth in this Article 1 . Definitions used herein are used without regard to gender, and definitions in the singular shall apply equally when used in the plural.
          (a) “Chemicals” shall have the meaning set forth in the definition of Minimum Purchase Requirement.
          (b) “Confidential Information” means all information and data of the disclosing party designated as confidential concerning products or the business of the disclosing party or its affiliated companies, disclosed to the receiving party orally or in writing. If either party hereunder discloses information to the other party orally, then within two (2) weeks after such disclosure the disclosing party will confirm in writing to the receiving party the confidential nature of the information so disclosed. “Confidential Information” shall not include any information which the receiving party can establish:
               (i) is now generally known or available to the public or which hereafter through no act or failure on the part of the receiving party becomes generally known or available to the public;
               (ii) is legally known to the receiving party at the time of receiving such information;
               (iii) is furnished to others by the disclosing party without a restriction on disclosure;
               (iv) is hereafter furnished to the receiving party in writing by a third party without restriction on disclosure, where such third party legally obtained such information and the right to disclose it to the receiving party; or
               (v) is independently developed by the receiving party without violation of any legal rights which the disclosing party may have in such information.

     A party shall be permitted to disclose Confidential Information in the event such party is required to do so pursuant to a valid judicial or administrative order requiring disclosure; provided, however, that such party shall notify the other party hereto in writing promptly after receiving the judicial or administrative order and such party shall will cooperate and consult with the other party to take steps to avoid disclosure.
          (c) “Minimum Purchase Requirement” means that obligation of Customer to purchase from Fuji during the Supply Period at least (***) and (ii) all chemicals (“Chemicals”) required for processing the Paper.
          (d) “Paper” means Fujicolor Crystal Archive Color Paper.
          (e) “Products” means Paper and Chemicals.
          (f) “Shipment Date” means the date on which Fuji places Product ordered by Customer in the hands of a carrier for delivery to Customer.
          (g) “Supply Period” means a period of time, which begins on January 1, 2006 and ends on June 30, 2007.
          (h) “UCC” means the Uniform Commercial Code, as in force in the State of New York on the date of this Agreement.
     2. Manufacture and Sale.
     2.1 Fuji’s affiliates will manufacture the Products according to their standard manufacturing and packaging specifications for the Products in place from time to time. It is understood that Customer does not require any changes to such standard specifications for the Products.
     3. Forecasts; Orders; Minimum Purchase Requirement; Marketing.
     3.1 Beginning in December, 2005, Customer shall submit to Fuji a six-month written forecast of its monthly requirements of the Products on or before the 15th day of each month. The parties agree that the forecast for the first three calendar-month period set forth in each monthly statement submitted by Customer to Fuji shall constitute a “firm offer” within the meaning of Section 2-205 of the UCC for all Products listed for such three calendar-month period. The forecast for the second three calendar-month period in each monthly statement submitted by Customer to Fuji shall constitute estimates of Customer’s requirements of Products for such period. The forecast for the first one-month period set forth in each monthly statement shall be deemed a purchase order subject to acceptance or rejection by Fuji. The format for such written forecasts will be mutually agreeable to both parties.
          (a) Customer will submit purchase orders to Fuji in writing, which may be transmitted to Fuji by electronic facsimile or by electronic data interchange system. Customer will submit its purchase orders by the 15th of each month, with a requested Shipment Date from Fuji’s distribution center in the United States of not less than thirty (30) days after receipt of such purchase order by Fuji.

          (b) Whenever the Products ordered by Customer in a month exceed Customer’s forecast of its requirements for Products in that month, Customer’s purchase orders will be subject to acceptance by Fuji based on availability; provided that, in all events, Fuji will be entitled to withhold or delay its acceptance of Customer’s purchase orders or to refuse to ship Product ordered if Customer is in default (and any grace or cure period therefor has elapsed) under this Agreement and such default is continuing.
          (c) Any purchase orders submitted by Customer under this Agreement shall contain only orders for the Products to be manufactured pursuant to Fuji’s standard specifications for such Products. It is understood that there will be no custom or special manufacturing or packaging requirements.
     3.2 Customer shall, during the Supply Period, purchase from Fuji of its requirements in North America for Paper and Chemicals, except that from time to time, Customer may purchase minimum quantities of competitive products, not to exceed one percent (1%) of Customer’s annual consumable requirements in North America, for testing and evaluation purposes. Notwithstanding the preceding sentence, Customer is required to purchase during the Supply Period a sufficient number of Products from Fuji so as to satisfy the Minimum Purchase Requirement.
     3.3 In the event that Customer does not satisfy the Minimum Purchase Requirements for any or all Products in the Supply Period, Customer shall pay Fuji an amount calculated as follows: (***) This penalty shall be waived in the event of an early termination of this Agreement for cause by Customer pursuant to Section 8.2(b) or without cause by Fuji pursuant to Section 8.2(c).
     3.4 Fuji may, in its sole discretion, permit the quantity of Product to be shipped in an order to vary up or down by 10% from the quantity set forth in the respective forecast.
     4. Sales Terms; Delivery; Resale.
     4.1 Fuji shall sell, and Customer shall purchase, the Products in accordance with the provisions of this Agreement and Fuji’s sales terms in effect with respect to the Products at the time of purchase.
     4.2 Fuji will deliver Products F.O.B. Fuji’s or its agent’s warehouse, to the address designated by Customer. Surface freight and insurance from Fuji’s or its agent’s warehouse to the address designated by Customer shall be borne by Fuji provided all shipments are sent via ground surface carrier selected by Fuji. Products ordered by Customer pursuant to a particular purchase order shall be completed and made available for delivery or other disposition as specified therein in approximately thirty (30) days from Fuji’s receipt of such purchase order. It is expressly agreed that no estimate of delivery time made by Fuji will constitute a guaranty of delivery by such date, that all shipping and delivery dates will be approximate, and that Fuji will not be liable for any damages, consequential or otherwise, for delays in delivery. Fuji shall in no way be held liable for any portion of Customer’s claim for damages for non-arrival, loss or any other damage occurred to the Products in transit exceeding the amount actually redeemed by insurance. Customer shall be responsible for transportation costs associated with air shipment or any expedited shipments requested by Customer. In the event of a delay in shipment for more than five (5) days beyond the scheduled delivery date, Customer may purchase substitute product from another vendor. In such event the purchase of substitute product shall not be counted against Customer’s 1% limitation but shall be counted in calculating the minimum purchase requirement.
     4.3 Customer is purchasing the Products for its own use and will not resell any Product to any third party without the written consent of Fuji.
     5. Prices; Payment.
     5.1 Subject to the provisions of this Article 5, the price for each Product shall be as set forth on Schedule A hereto. All prices shall be dead net and no credits or deductions shall be allowed on invoices.
     5.2 Prices are exclusive of all federal, state, local, excise, use and similar taxes. All taxes of any nature which are billed to Customer shall be identified, separately stated and paid by Customer or, in lieu thereof, Customer shall provide Fuji with a tax-exemption certificate acceptable to the relevant taxing authorities. Failure by Fuji to invoice any taxes does not abrogate Customer’s obligation to pay such tax.
     5.3 Payment shall be made by Customer by wire transfer prior to shipment of Products. If Customer makes a late payment, Fuji shall add a late payment charge to the shipment value. The late payment charge shall be calculated by multiplying the value of the shipment times the prime rate as published in the Wall Street Journal on the first business day of the month in which payment is due times the number of days late divided by 365.
     5.4 On or prior to June 30, 2006, Fuji will review the credit terms provided to Customer, and, based on such review, may, in its sole discretion, grant more favorable terms.
     6. Disclaimer of Warranty; Indemnification.
     6.1 Fuji makes no warranties or representations concerning the Products to Customer. FUJI HEREBY DISCLAIMS ALL WARRANTIES REGARDING THE PRODUCTS INCLUDING, BUT NOT LIMITED TO, ALL EXPRESS WARRANTIES, ALL IMPLIED WARRANTIES AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. If any court having jurisdiction finally holds that this limitation of remedies is void or unenforceable, Fuji’s liability for any claim shall be limited to the invoice price of the Products giving rise to the claim. IN NO EVENT WILL FUJI BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL OR SPECIAL DAMAGES, EVEN IF SUCH DAMAGES RESULT FROM NEGLIGENCE OR OTHER FAULT.

     6.2 Customer hereby agrees to defend, indemnify and hold Fuji, its officers, affiliates, directors, agents, representatives and employees harmless from and against any and all claims, actions, demands, damages, causes of action, costs, and expenses (including reasonable attorney’s fees) arising out of or relating to the use of the Products.
     7. Confidential Information.
     7.1 Both during and after the term of this Agreement, each party will maintain in secrecy, and will neither disclose to a third person nor use for any purpose other than its performance hereunder, the other party’s Confidential Information. In implementation of the preceding sentence, forthwith upon the expiration or earlier termination of this Agreement, each party will return to the other party, at no charge, all Confidential Information previously delivered to the receiving party in written, quantitative or schematic expression or other tangible form and all copies of the foregoing. Each party shall limit access to Confidential Information to those of its employees and subcontractors for whom access is necessary in order to perform their employment or subcontracting duties.
     7.2 Neither Fuji nor Customer shall, at any time, disclose Confidential Information to any third party except (i) with the prior written consent of the other party, or (ii) by reason of legal compulsion in any legal proceedings or pursuant to law. In the event either party proposes to make any such disclosure pursuant to the exclusion contained in clause (ii) of the preceding sentence, such party shall, prior to or concurrently with such disclosure, furnish the other party a written opinion of legal counsel to the effect that such disclosure is made by reason of legal compulsion.
     8. Term and Termination.
     8.1 This Agreement will become effective as of the date and year first above written and, unless earlier terminated in accordance with Section 8.2, will continue in effect until June 30, 2007.
     8.2 This Agreement may be terminated prior to expiration of its term as follows:
          (a) Upon any of the following events either party may give notice of termination, effective immediately: (i) the other party becomes insolvent or admits its inability to pay its debts generally as they come due; (ii) any sheriff, marshal, custodian, trustee or receiver is appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of the other party’s property; (iii) a case is filed by the other party under the bankruptcy code or any other insolvency law; (iv) a case is filed against the other party without such party’s application or consent under the bankruptcy code or any other insolvency law and such case continues undismissed for 90 days; (v) the other party makes a general assignment for the benefit of creditors; or (vi) the other party is dissolved or liquidated or takes any corporate action for such purpose;
          (b) Either party may terminate this Agreement if the other shall commit a material breach of this Agreement and such breach shall continue more than thirty (30) days after written notice of such breach is given to the other party; or

          (c) Either party may terminate this Agreement at any time without cause upon ninety (90) days prior written notice to the other party.
     8.3 In January 2007, the parties will commence negotiations for an extension of this Agreement.
     9. General
     9.1 Each of the parties has taken all corporate action required to duly authorize its execution, delivery and performance of this Agreement, and this Agreement constitutes an obligation enforceable against it in accordance with its terms.
     9.2 Fuji and Customer are acting in the capacity of independent contractors. Nothing herein contained may be construed as constituting either party the agent, employee, partner or co-venturer of the other party.
     9.3 This Agreement may be amended by the parties hereto only by an instrument in writing signed on behalf of each of the parties hereto.
     9.4 Any waiver of any default in performance of the provisions hereof must be in writing and shall not operate as a waiver of, or estoppel with respect to, any subsequent default.
     9.5 All notices, consents, approvals, or other communications hereunder (other than routine operational communications) shall be in writing and shall be delivered personally or by reputable overnight delivery service (e.g., Fed Ex) or registered or certified mail, postage prepaid, addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
     If to Fuji, to
Fuji Photo Film U.S.A., Inc.
200 Summit Lake Drive
Valhalla, New York 10595
Attention: Dominick Insana, Vice President, Professional Market Sales
     with a copy to:
Fuji Photo Film U.S.A., Inc.
200 Summit Lake Drive
Valhalla, New York 10595
Attention: Legal Department
     If to Customer, to:
PCA LLC
815 Matthews-Mint Hill Road
Matthews, NC 28105
Attention: David Alexander
     with a copy to:
David Withington

PCA LLC
815 Matthews-Mint Hill Road
Matthews, NC 28105
                         Any such notice, consent, approval and other communication shall be deemed given, in the case of mailing, on the third day following its deposit in the mail and in all other cases upon receipt.
     9.6 Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (either consensually or by operation of law) by either of the parties hereto without the prior written consent of the other party, and any purported assignment in the absence of such consent will be void. The foregoing notwithstanding, Customer acknowledges that Fuji will cause one or more corporations under common control with it to manufacturer or sell the Products to Customer hereunder; provided that Fuji remains obligated for the performance of all of Fuji’s obligations hereunder.
     9.7 (a) This Agreement shall be governed by and construed in accordance with the laws of State of New York (without giving effect to its principles of conflict of laws).
          (b) All disputes, controversies or differences which arise between the parties, out of or in relation to or in connection with this Agreement, which cannot be amicably settled shall be finally settled by arbitration before one arbitrator pursuant to the rules of the American Arbitration Association.
          (c) Arbitration shall be conducted in New York, New York.
          (d) Arbitration may be commenced at any time by the party seeking resolution by giving written notice to the other party that such dispute has been referred to arbitration pursuant to the terms of this Section 9.7. The arbitrator shall be selected by the mutual agreement of the parties, but if the parties do not so agree within twenty (20) days after the date of the arbitration notice, the arbitrator shall be selected pursuant to the rules of the American Arbitration Association. Any award rendered by the arbitrators shall be conclusive and binding upon the parties. This provision for arbitration shall be specifically enforceable by the parties and decision of the arbitrators in accordance herewith shall be final and binding and there shall be no right of appeal therefrom.
     9.8 The expiration or earlier termination of this Agreement will not operate to release either party hereto from its obligations under Articles 6, 7 and Section and 8.3 (which obligations will survive such expiration or termination) or from any liability which has already accrued to the other party as of the date of expiration or termination or which may thereafter accrue in respect of an act or omission occurring prior to expiration or termination. The expiration or earlier termination of this Agreement will not operate to relieve either party hereto of the obligation to perform in a timely manner all duties which it is required hereunder to perform in respect of any orders for pieces of the Products outstanding as of the date of expiration or earlier termination.
     9.9 Neither party shall be responsible or liable in any way for failure or delay in carrying out the terms of this Agreement resulting from any cause or circumstances beyond its reasonable control, including by way of illustration but not limited to, fire, flood, war, labor difficulties, interruption of transit, accident, explosion, civil commotion, and acts of any governmental authority. Except as provided in the following sentence, no such failure or delay shall terminate this Agreement, and each party shall complete its obligations hereunder as promptly as reasonably practicable following cessation of the cause or circumstances of such failure or delay. In the event of a delay in shipment for more than five (5) days beyond the scheduled delivery date, Customer may purchase substitute product from another vendor. In such event, the purchase of substitute product shall not be counted against Customer’s 1% limitation but shall be counted in calculating the minimum purchase requirement. If such a delay in delivery of any pieces of the Products extends beyond ninety (90) days, then either party may give notice of termination effective at the end of such period.
     9.10 The headings in this Agreement are for convenience only and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
     9.11 This Agreement may be executed simultaneously in two or more counterparts, any of which may be executed by a facsimile signature and each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     9.12 This Agreement, including the preamble, contains the entire agreement between Fuji and Customer with respect to the transaction which is the subject matter hereof.
     IN WITNESS WHEREOF, Fuji and Customer have caused this Agreement to be executed by their duly authorized representatives as of the date and year first above written.

FUJI PHOTO FILM U.S.A., INC.

By:	/s/ [ILLEGIBLE]

PCA LLC

By:	/s/ David J. Withington

DAVID J. WITHINGTON — SVP
12/2/2005

SCHEDULE A
PRICING1

Color Paper	5”x610 ft, 10”x610 ft, 16”x275 ft, 20”x275 ft: (***)

10”xl150 ft: not available-To be determined

Paper Chemicals	(***) (55 gal drum & no fix)

(***) (l5 gal drum & with fix)

[1]	All prices are dead net.

CONFIDENTIAL 12/6/2005 Page 1 of 3

December 6, 2005
Chemical prices herein indicated are quoted to coincide with the terms of the Supply Agreement by and between Fuji Photo Film U.S.A., Inc. and PCA LLC executed December 2005. Should, for any reason, the Supply Agreement not be executed or terminated after execution the prices herein indicated are invalid.
FILM CHEMICALS
Developer

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
816469	Negacolor Developer Starter	NA	2 x 1L bottles (15.1 gal)	(***)
818595	Negacolor VLR Developer Replenisher, Part A		55 gal drum (733.3 gal)	(***)
818598	Negacolor VLR Developer Replenisher, Part B	35mm unperf = 5.3 ml/ft 46mm unperf = 5.3 ml/ft	30 gal drum (2400 gal)	(***)
818599	Negacolor VLR Developer Replenisher, Part C		30 gal drum (2560 gal)	(***)
818592*	Negacolor VLR Developer Replenisher, Part A		15 gal drum (200 gal)	(***)
818594*	Negacolor VLR Developer Replenisher, Part B	35mm unperf = 5.3 ml/ft 46mm unperf = 5.3 ml/ft	15 gal drum (1200 gal)	(***)
818593*	Negacolor VLR Developer Replenisher, Part C		15 gal drum (1280 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
Bleach

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
821952	Negacolor Bleach Starter	NA	1 gal bottle (62.4 gal)	(***)
821956	Ultra Negacolor Bleach Concentrate	35mm unperf = 9.2 ml/ft 46mm unperf = 12 ml/ft	55 gal drum (fresh rep = 137.5 gal) (fresh tank = 187 gal) (regen rep = 1277 gal)	(***)
821957*	Ultra Negacolor Bleach Concentrate	35mm unperf = 9.2 ml/ft 46mm unperf = 12 ml/ft	15 gal drum (fresh rep = 37.5 gal) (fresh tank = 51 gal) (regen rep = 348 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
Fixer (Ammonium-based)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
818728	EC Negacolor Unilec LR Fixer Replenisher	35mm unperf = 2.9 ml/ft 46mm unperf = 3.8 ml/ft	55 gal drum (137.5 gal)	(***)
818718	EC Negacolor Unilec LR Fixer Replenisher	35mm unperf = 2.9 ml/ft 46mm unperf = 3.8 ml/ft	15 gal drum (37.5 gal)	(***)

CONFIDENTIAL 12/6/2005 Page 2 of 3

Fixer (Ammonia-Free / Sodium-based)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
822312*	EnviroSilv NA Fixer Replenisher, Part A	35mm unperf = 2.9 ml/ft 46mm unperf = 3.8 ml/ft	2 x 65 lb. bags (125 gal)	(***)
822313*	EnviroSilv NA Fixer Replenisher, Part B	35mm unperf = 2.9 ml/ft 46mm unperf = 3.8 ml/ft	55 gal drum (125 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
Film Rinse (Formaldehyde-Free)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
816523	Envirochem Rinse Plus	35mm unperf = 9.2 ml/ft 46mm unperf = 12 ml/ft	55 gal drum (5415 gal)	(***)
816524*	Envirochem Rinse Plus	35mm unperf = 9.2 ml/ft 46mm unperf = 12 ml/ft	15 gal drum (1477 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
PAPER CHEMICALS
Developer

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
800059	Envirochem RA Developer Starter	NA	1 gal bottle (X)	(***)

816677	Colorprint RA Developer Regenerator, Part A		55 gal drum (2200 gal)	(***)
816678	Colorprint RA Developer Regenerator, Part B	11 ml/ft2 @ 38° ± 0.3°C	55 gal drum (2200 gal)	(***)
816679	Colorprint RA Developer Regenerator, Part C		55 gal drum (2200 gal)	(***)
816687*	Colorprint RA Developer Regenerator, Part A		15 gal drum (600 gal)	(***)
816688*	Colorprint RA Developer Regenerator, Part B	11 ml/ft2 @ 38° ± 0.3°C	15 gal drum (600gal)	(***)
816689*	Colorprint RA Developer Regenerator, Part C		15 gal drum (600 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
Bleach (Ammonia-Free)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
822381*	Colorprint RA NA Bleach Regenerator	11 ml/ft2 @ 38° ± 0.3°C	55 gal drum (fresh rep = 183 gal) (fresh tank = 83 gal) (regen rep = 433gal)	(***)
822380*	Colorprint RA NA Bleach Regenerator	11 ml/ft2 @ 38° ± 0.3°C	15 gal drum (fresh rep = 50 gal) (fresh tank = 22.7 gal) (regen rep = 118 gal)	(***)

* specific forecast required with 30 lead after forecast receipt

CONFIDENTIAL 12/6/2005 Page 3 of 3

Fix (Ammonia-based)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
818729*	HCC404 Print Fixer & Replenisher	6 ml/ft2 @ 35° ± 0.3°C	55 gal drum (183.3 gal)	(***)
818719*	HCC404 Print Fixer & Replenisher	6 ml/ft2 @ 35° ± 0.3°C	15 gal drum (50 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
Fix (Ammonia-free; sodium-based)

Catalog		Recommended	Package Size
No.	Description	Replenishment Rate	(Vol. Makes/Pack)	Price/Unit
800049*	Colorprint RA NA Fixer & Regenerator	6 ml/ft2 @ 35° ± 0.3°C	55 gal drum (fresh rep = 165 gal) (fresh tank = 330 gal) (regen rep = 275 gal)	(***)
800041*	Colorprint RA NA Fixer & Regenerator	6 ml/ft2 @ 35° ± 0.3°C	15 gal drum (fresh rep = 45 gal) (fresh tank = 90 gal) (regen rep = 75 gal)	(***)

* specific forecast required with 30 lead after forecast receipt
MISCELLANEOUS CHEMICALS
Bulk Chemicals

Catalog		Package Size
No.	Description	(Package Weight)	Price/Unit
500068*	Acetic Acid 56%	55 gal drum (430 lbs)	(***)
500058*	Ammonium Thiosulfate 58%	55 gal drum (608 lbs)	(***)
500065*	Ammonium Hydroxide	2.5 liter bottle (4 lbs)	(***)
500629*	Potassium Hydroxide 45%	55 gal drum (669 lbs)	(***)
500660*	Sodium Metabisulfate NaHSO3	50 lb bag	(***)
500827*	Sodium Sulfite	50 lb bag	(***)

* specific forecast required with 30 lead after forecast receipt
NEW Lab Cleaner

Catalog		Package Size
No.	Description	(Package Weight)	Price/Unit
860010	ProQuick Lab Cleaner	6 x 1 liter spray bottles	(***)